EXHIBIT 23.2

                Consent of Independent Registered Accounting Firm



   We have issued our report dated November 23, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of Certron Corporation and subsidiary on Form 10-K for the years ended October 31, 2004 and 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Certron Corporation and subsidiary on Form S-8 (File No. 33-27930 and File No. 33-59287).


HURLEY & COMPANY

Granada Hills, California
February 15, 2005